SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: July 9, 2007
(Date of earliest event reported)

VERSADIAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-28195	11-3535204
(State or other	(Commission File	(IRS Employer
jurisdiction of incorporation)	Number)	Identification No.)

305 Madison Avenue, New York, NY	10165
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code  (212) 986-0886                     (Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 9, 2007 we entered into Amendment No. 1 to the Secured Line Of Credit Agreement dated February 1, 2007 (“Amendment No. 1”) with Fursa Alternative Strategies, LLC, acting on behalf of an affiliated investment fund (“Lender”). We had disclosed our entry into the Secured Line of Credit Agreement in a Current Report on Form 8-K dated February 1, 2007 and filed on February 7, 2007, and subsequently amended by a filing on June 22, 2007.

Amendment No. 1 increased the amount of the line of credit available to us from $3,000,000 to $4,000,000 that may be drawn upon with a Maturity Date of February 1, 2008, which may be extended for an additional 3 months. A copy of Amendment No. 1 is filed as Exhibit 10.1 to this report and is incorporated in its entirety.

The Lender is the investment advisor to Fursa Master Global Event Driven Fund, L.P., which is a party to a Securities Purchase Agreement with the Company dated August 9, 2006, as amended. To the extent that Fursa Master Global Event Driven Fund, L.P had to consent to Amendment No. 1, such consent was secured.

In conjunction with Amendment No. 1, we paid a $30,000 arrangement fee to the Lender, which is deemed fully earned upon the Lender’s entry into Amendment No. 1. We also agreed to pay to the Lender a waiver fee of $50,000, payable on the earlier of September 30, 2007 or our obtaining additional financing, as referred to in Amendment No.1. The waiver fee is payable for our failure to appoint a chief operating officer and meet certain financial covenants, as referred to in Amendment No. 1. The waiver also requires us, no later than September 30, 2007, to establish a comprehensive financing plan that addresses our funding needs for at least 18 months following September 30, 2007.

ITEM 2.03        CREATION OF A DIRECT FINANCIAL OBLIGATION

See Item 1.01 above.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS
(c)           Exhibits.

                   10.1  Amendment No. 1 dated July 9, 2007 to Secured Line of Credit Agreement.
                   10.2  Form of Note.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSADIAL, INC.

Date: July 12, 2007	By:	/s/ Geoffrey Donaldson
Geoffrey Donaldson
Chief Executive Officer